As filed with the Securities and Exchange Commission on April 11, 2016

Registration No. 333-198729

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE GEO GROUP, INC.

SEE TABLE OF ADDITIONAL REGISTRANTS

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation or organization)

65-0043078

(I.R.S. Employer Identification Number)

One Park Place, Suite 700

621 Northwest 53rd Street

Boca Raton, Florida 33487-8242

(561) 893-0101

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John J. Bulfin, Esq.

Senior Vice President, General Counsel and Secretary

The Geo Group, Inc.

One Park Place, Suite 700

621 Northwest 53rd Street

Boca Raton, Florida 33487-8242

(561) 893-0101

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Stephen K. Roddenberry, Esq.

Esther L. Moreno, Esq.

Akerman LLP

Three Brickell City Centre

98 Southeast Seventh Street

Suite 1100

Miami, Florida 33131

(305) 374-5600

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b- 2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered (1)	Amount to be registered (2)	Proposed maximum offering price per unit (3)	Proposed maximum aggregate offering price	Amount of registration fee (4)
Common Stock, par value $0.01 per share
Preferred Stock, par value $0.01 per share
Debt Securities
Guarantees Of Debt Securities (5)
Warrants
Units (6)

(1)	This registration statement also covers common stock, preferred stock, debt securities, guarantees of debt securities, warrants and units which may be issued in exchange for, or upon conversion of, as the case may be, the securities registered hereunder.
(2)	An indeterminate number of shares of common stock, shares of preferred stock, debt securities, guarantees of debt securities, warrants and units are being registered.
(3)	The proposed maximum offering price per unit (a) has been omitted pursuant to Instruction II.E of Form S-3 and (b) will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder.
(4)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee.
(5)	Guarantees of the debt securities may be issued by subsidiaries of The GEO Group, Inc. that are listed on the following page under the caption “Table of Additional Registrants.” Pursuant to Rule 457(n), no separate registration fee is payable in respect of the registration of the guarantees.
(6)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

Table of Additional Registrants

Exact Name of Subsidiary	State or Other Jurisdiction of Incorporation or Formation	I.R.S. Employer Identification Number
GEO RE Holdings LLC	Delaware	65-0682878
Correctional Services Corporation, LLC	Delaware	11-3182580
CPT Limited Partner, LLC	Delaware		*
CPT Operating Partnership L.P.	Delaware		*
Correctional Properties Prison Finance LLC	Delaware		*
Public Properties Development and Leasing LLC	Delaware		*
GEO Holdings I, Inc.	Delaware	56-2635779
GEO Acquisition II, Inc.	Delaware	01-0882442
GEO Transport, Inc.	Florida	56-2677868
Cornell Companies, Inc.	Delaware	76-0433642
Cornell Corrections Management, LLC	Delaware	74-2650655
CCG I, LLC	Delaware	76-0544498
Cornell Corrections of Alaska, Inc.	Alaska	76-0578707
Cornell Corrections of California, Inc.	California	94-2411045
Cornell Corrections of Texas, Inc.	Delaware	74-2650651
Cornell Corrections of Rhode Island, Inc.	Delaware	74-2650654
Cornell Interventions, Inc.	Illinois	74-2918981
Correctional Systems, LLC	Delaware	33-0607766
Cornell Abraxas Group, Inc.	Delaware	76-0545741
WBP Leasing, LLC	Delaware	76-0546892
BII Holding Corporation	Delaware	26-3064495
BII Holding I Corporation	Delaware	26-3334669
Behavioral Holding Corp.	Delaware	20-4244005
Behavioral Acquisition Corp.	Delaware	22-3746193
B.I. Incorporated	Colorado	84-0769926
MCF GP, LLC	Delaware		*
GEO MCF LP, LLC	Delaware		*
Municipal Corrections Finance, LP	Delaware	72-1509519
GEO Operations, LLC	Florida	46-1288456
GEO Corrections Holdings, Inc.	Florida	46-1972528
GEO Corrections and Detention, LLC	Florida	46-1258100
GEO Reentry Services, LLC	Florida	46-1260559
Cornell Abraxas Group OS, LLC	Florida	46-1270920
Cornell Companies of California OS, LLC	Delaware	46-1658344
Cornell Companies of Texas OS, LLC	Delaware	46-1664300
Cornell Interventions OS, LLC	Delaware	46-1679031
Protocol Criminal Justice, Inc.	Florida	90-1031969
Correctional Properties, LLC	Delaware	47-2920630
GEO/DEL/R/02, Inc.	Delaware		**
GEO International Services, Inc.	Delaware	47-3510903
GEO/DEL/T/02, Inc.	Delaware	47-3516062
Highpoint Investments, LLC	Delaware		*
GEO Reentry, Inc.	Delaware	47-3703578
GEO Reentry Services of Alaska, Inc.	Alaska	47-2529590
GEO Care LLC	Delaware	47-3529923
GEO CC1, Inc.	Delaware	47-3543394
GEO CC2, Inc.	Delaware	47-3556698
GEO CC3, Inc.	Delaware	47-3573145
BI Mobile Breath, Inc.	Delaware	27-1931247
Clearstream Development LLC	Delaware		*

*	Not applicable as these entities are disregarded for Federal Income Tax Purposes
**	None.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-198729) of The GEO Group, Inc. (“GEO” or the “Company”) and its subsidiary guarantor registrants is being filed for the purposes of (i) adding Correctional Properties, LLC, GEO/DEL/R/02, Inc., GEO International Services, Inc., GEO/DEL/T/02, Inc., Highpoint Investments, LLC, GEO Reentry, Inc., GEO Reentry Services of Alaska, Inc., GEO Care LLC, GEO CC1, Inc., GEO CC2, Inc., GEO CC3, Inc., BI Mobile Breath, Inc. and Clearstream Development LLC, each a wholly owned subsidiary of the Company, as a co-registrant to the Registration Statement with regard to issuances by these subsidiaries of guarantees of debt securities issued by the Company, (ii) adding to the securities to which the Registration Statement may relate guarantees by the additional subsidiaries of debt securities issued by the Company and (iii) updating the name of our subsidiary that was originally included in the Registration Statement from GEO Community Services, LLC to Cornell Companies, Inc. No changes or additions are being made to the base prospectus that already forms part of the Registration Statement. Accordingly, the base prospectus is not included in this filing.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, all of which will be paid by the registrant, in connection with the offering of the securities being registered. All amounts are estimated, except the SEC registration fee.

SEC registration fee	*
FINRA fees	(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Fees and expenses of qualification under state securities laws	(1)
Printing expenses	(1)
Rating agency fees	(1)
Trustee’s fees and expenses	(1)
Miscellaneous	(1)
Total	(1)

*	The registrant is deferring payment of the registration fee in reliance of Rule 456(b) and Rule 457(r) under the Securities Act.
(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Registrants incorporated as corporations in Florida

Florida Business Corporation Act. Subsection (1) of Section 607.0850 of the Florida Business Corporation Act (“Florida Corporate Law”) empowers a corporation to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Subsection (2) of Section 607.0850 of the Florida Corporate Law empowers a corporation to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Subsection (4) of Section 607.0850 of the Florida Corporate Law provides that any indemnification under subsection (1) or subsection (2) of Section 607.0850, unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsection (1) or subsection (2) of Section 607.0850. Such determination shall be made, (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding; or (b) if such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding; or (c) by independent legal counsel (i) selected by the board of directors prescribed in paragraph (a) or the committee prescribed in paragraph (b); or (ii) if a quorum of the directors cannot be obtained for paragraph (a) and the committee cannot be designated under paragraph (b), selected by majority vote of the full board of directors (in which directors who are parties may participate); or (d) by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

Subsection (5) of Section 607.0850 indicates that the evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by Subsection (4)(c) of Section 607.0850 shall evaluate the reasonableness of expenses and may authorize indemnification.

Section 607.0850 of the Florida Corporate Law further provides that to the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) of Section 607.0850 or subsection (2) of Section 607.0850, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith and that such expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification by the corporation pursuant to Section 607.0850. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

The Florida Corporate Law further provides that the indemnification and advancement of expenses provided pursuant to Section 607.0850 are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute (a) a violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director, officer, employee, or agent derived an improper personal benefit; (c) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Subsection (8) of Section 607.0850 of the Florida Corporate Law provides that indemnification and advancement of expenses as provided in Section 607.0850 shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

Subsection (9) of Section 607.0850 of the Florida Corporate Law also provides that unless the corporation’s articles of incorporation provide otherwise, notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent of the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that (a) the director, officer, employee, or agent is entitled to mandatory indemnification under subsection (3) of Section 607.0850, in which case the court shall also order the corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses; (b) the director, officer, employee, or agent is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the corporation of its power pursuant to subsection (7) of Section 607.0850; or (c) the director, officer, employee, or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth in subsection (1) of Section 607.0850, subsection (2) of Section 607.0850, or subsection (7) of Section 607.0850.

Subsection (12) of Section 607.0850 stipulates that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of Section 607.0850.

Amended Articles. Article X of the Amended Articles provide that the Company shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent permitted by law as it presently exist or may hereafter by amended.

Bylaws

Amended Bylaws. The Company’s Amended Bylaws provide that the Company shall indemnify any person who was or is made a party to any proceeding by reason of the fact that he or she was or is a director or an officer of the corporation, or a director or an officer of the corporation serving as a trustee or fiduciary of an employee benefit plan of the corporation and the board of directors may indemnify any employee of the corporation with respect to such circumstances by resolution, against any liability incurred in connection with such proceeding, including an appeal thereof. The corporation shall pay reasonable expenses, on a conditional basis, in advance of final disposition subject to the provisions of applicable law. The Company’s Amended Bylaws further provide that such right of indemnification shall not be exclusive of any right to which any director, officer, employee, agent or controlling shareholder of the Company may be entitled as a matter of law.

GEO Transport, Inc.’s bylaws provide that any person made, or threatened to be made, a party to any threatened, pending, or contemplated action or proceeding, whether civil, criminal, administrative, or investigative, arising out of or related to such person’s service as a director, officer, employee, or agent of GEO Transport, Inc. (or arising out of or related to such person’s service with respect to any other corporation or other enterprise in any such capacity at the request of GEO Transport, Inc.), shall be indemnified by GEO Transport, Inc., and GEO Transport, Inc. may advance to such person related expenses incurred in defense of such action, to the fullest extent permitted by applicable law. For purposes of this paragraph, “person” shall include such person’s heirs and personal representatives.

GEO Corrections Holdings, Inc.’s bylaws provide that any person made, or threatened to be made, a party to any threatened, pending, or contemplated action or proceeding, whether civil, criminal, administrative, or investigative, arising out of or related to such person’s service as a director, officer, employee, or agent of GEO Corrections Holdings, Inc. (or arising out of or related to such person’s service with respect to any other corporation or other enterprise in any such capacity at the request of GEO Corrections Holdings, Inc.), shall be indemnified by GEO Corrections Holdings, Inc., and GEO Corrections Holdings, Inc. may advance to such person related expenses incurred in defense of such action, to the fullest extent permitted by applicable law. For purposes of this paragraph, “person” shall include such person’s heirs and personal representatives.

Registrants formed as limited liability companies in Florida

Section 608.4229 of the Florida Limited Liability Company Act (“FLLCA”) permits, but does not require, subject to standards and restrictions, if any, in its articles of organization or operating agreement, a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. However, indemnification or advancement of expenses shall not be made to or on behalf of any member, manager, managing member, officer, employee, or agent if a judgment or other final adjudication establishes that the actions, or omissions to act, of such member, manager, managing member, officer, employee, or agent were material to the cause of action so adjudicated and constitute any of the following: (a) a violation of criminal law, unless the member, manager, managing member, officer, employee, or agent had no reasonable cause to believe such conduct was unlawful; (b) a transaction from which the member, manager, managing member, officer, employee, or agent derived an improper personal benefit; (c) in the case of a manager or managing member, a circumstance under which the liability attaches for unlawful distribution; and (d) willful misconduct or a conscious disregard for the best interests of the limited liability company in a proceeding by or in the right of the limited liability company to procure a judgment in its favor or in a proceeding by or in the right of a member.

GEO Operations, LLC’s Operating Agreement provides that each manager, an officer, and the member, each of the foregoing persons referred to as a “Covered Person,” shall be indemnified by GEO Operations, LLC to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by the Covered Person in connection with any claim, action, suit or proceeding in which such Covered Person shall be threatened, in connection with the acquisition of property or assets by GEO Operations, LLC, the disposition of liability of GEO Operations, LLC or the conduct of its business. Expenses incurred by any Covered Person in connection with the preparation and presentation of a defense or response to any claim, action, suit or proceeding shall be paid by GEO Operations, LLC; provided, however, that any indemnity under this paragraph shall be provided out of an to the extent of GEO Operations, LLC assets only, and neither the member nor any manager nor any other person shall have any personal liability on account thereof.

GEO Corrections and Detention, LLC’s Operating Agreement provides that each manager, an officer, and the member, each of the foregoing persons referred to as a “Covered Person,” shall be indemnified by GEO Corrections and Detention, LLC to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by the Covered Person in connection with any claim, action, suit or proceeding in which such Covered Person shall be threatened, in connection with the acquisition of property or assets by GEO Corrections and Detention, LLC, the disposition of liability of GEO Corrections and Detention, LLC or the conduct of its business. Expenses incurred by any Covered Person in connection with the preparation and presentation of a defense or response to any claim, action, suit or proceeding shall be paid by GEO Corrections and Detention, LLC; provided, however, that any indemnity under this paragraph shall be provided out of an to the extent of GEO Corrections and Detention, LLC assets only, and neither the member nor any manager nor any other person shall have any personal liability on account thereof.

GEO Reentry Services, LLC’s Operating Agreement provides that each manager, an officer, and the member, each of the foregoing persons referred to as a “Covered Person,” shall be indemnified by GEO Reentry Services, LLC to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by the Covered Person in connection with any claim, action, suit or proceeding in which such Covered Person shall be threatened, in connection with the acquisition of property or assets by GEO Reentry Services, LLC, the disposition of liability of GEO Reentry Services, LLC or the conduct of its business. Expenses incurred by any Covered Person in connection with the preparation and presentation of a defense or response to any claim, action, suit or proceeding shall be paid by GEO Reentry Services, LLC; provided, however, that any indemnity under this paragraph shall be provided out of an to the extent of GEO Reentry Services, LLC assets only, and neither the member nor any manager nor any other person shall have any personal liability on account thereof.

Cornell Abraxas Group OS, LLC’s Operating Agreement provides that each manager, an officer, and the member, each of the foregoing persons referred to as a “Covered Person,” shall be indemnified by Cornell Abraxas Group OS, LLC to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by the Covered Person in connection with any claim, action, suit or proceeding in which such Covered Person shall be threatened, in connection with the acquisition of property or assets by Cornell Abraxas Group OS, LLC, the disposition of liability of Cornell Abraxas Group OS, LLC or the conduct of its business. Expenses incurred by any Covered Person in connection with the preparation and presentation of a defense or response to any claim, action, suit or proceeding shall be paid by Cornell Abraxas Group OS, LLC; provided, however, that any indemnity under this paragraph shall be provided out of an to the extent of Cornell Abraxas Group OS, LLC assets only, and neither the member nor any manager nor any other person shall have any personal liability on account thereof.

Registrants incorporated as corporations in Delaware

Delaware General Corporation Law. Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation, such as GEO Acquisition II, Inc., GEO Holdings I, Inc., Cornell Companies, Inc., Cornell Corrections of Texas, Inc., Cornell Corrections of Rhode Island, Inc., Cornell Abraxas Group, Inc., BII Holding Corporation, BII Holding I Corporation, Behavioral Holding Corp., Behavioral Acquisition Corp., GEO/DEL/R/02, Inc., GEO International Services, Inc., GEO/DEL/T/02, Inc., GEO CC1, Inc., GEO CC2, Inc., GEO CC3, Inc., GEO Reentry, Inc. and BI Mobile Breath, Inc. may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Further subsections of DGCL Section 145 provide that:

•	to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection therewith;

•	the indemnification and advancement of expenses provided for pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and

•	the corporation shall have the power to purchase and maintain insurance of behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

As used in this Item 15, the term “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether or not by or in the right of Registrant, and whether civil, criminal, administrative, investigative or otherwise.

Section 145 of the DGCL makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of each of the registrants incorporated in Delaware under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Act”). Each of the registrants incorporated in Delaware may, in their discretion, similarly indemnify their employees and agents. The Bylaws of each of the registrants incorporated in Delaware provide, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, each of the registrants incorporated in Delaware will indemnify any and all of its officers, directors, employees and agents. In addition, the Certificate of Incorporation of each of the registrants incorporated in Delaware relieves its directors from monetary damages to it or its stockholders for breach of such director’s fiduciary duty as a director to the fullest extent permitted by the DGCL. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (v) for any transactions from which the director derived an improper personal benefit.

Registrants formed as limited liability companies in Delaware

Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company, such as Correctional Services Corporation, LLC, Correctional Properties Prison Finance LLC, CPT Limited Partner, LLC, Public Properties Development and Leasing LLC, GEO RE Holdings LLC, Cornell Corrections Management, LLC, CCG I, LLC, Correctional Systems, LLC, MCF GP, LLC, GEO MCF LP, LLC, Cornell Companies of California OS, LLC, Cornell Companies of Texas OS, LLC, Cornell Interventions OS, LLC, WBP Leasing, LLC, Correctional Properties, LLC, Highpoint Investments, LLC, GEO Care LLC and Clearstream Development LLC and has the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Correctional Properties Prison Finance LLC’s operating agreement provides that, to the fullest extent provided by applicable law, a member, special member, officer, director, employee or agent of Correctional Properties Prison Finance LLC and any employee, representative, agent or affiliate of the member or special member shall be entitled to indemnification for any loss, damage or claim incurred by such person by reason of any act or omission performed or omitted by such person in good faith on behalf of Correctional Properties Prison Finance LLC and in a manner reasonably believed to be within the scope of the authority conferred on such person, except for any loss, damage or claim incurred by such person by reason of such person’s gross negligence or willful misconduct with respect to such acts or omissions. To the fullest extent permitted by applicable law, expenses (including reasonable legal fees) incurred by such person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by Correctional Properties Prison Finance LLC prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by Correctional Properties Prison Finance of an undertaking by or on behalf of such person to repay such amount if it shall be determined that such person is not entitled to be indemnified.

CPT Limited Partner, LLC’s operating agreement provides that CPT Limited Partner, LLC shall indemnify and hold harmless its member, officers and employees, and the affiliates of each of the foregoing, to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by such person in connection with any claim, action suit or proceeding in which such person becomes involved as a party or otherwise, or with which such person shall be threatened, in connection with the conduct of CPT Limited Partner, LLC’s affairs. Expenses incurred by any such person in connection with the preparation and presentation of a defense or response to any claims covered hereby shall be paid by CPT Limited Partner, LLC. Such right of indemnity shall apply with respect to all actions taken by such person which they believe to be in the best interest of CPT Limited Partner, LLC in accordance with the business judgment rule, other than actions which constitute willful misconduct or gross negligence.

Public Properties Development and Leasing LLC’s operating agreement provides that Public Properties Development and Leasing LLC shall indemnify and hold harmless its member, officers and employees, and the affiliates of each of the foregoing, to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by such person in connection with any claim, action suit or proceeding in which such person becomes involved as a party or otherwise, or with which such person shall be threatened, in connection with the conduct of Public Properties Development and Leasing LLC’s affairs. Expenses incurred by any such person in connection with the preparation and presentation of a defense or response to any claims covered hereby shall be paid by Public Properties Development and Leasing LLC. Such right of indemnity shall apply with respect to all actions taken by such person which they believe to be in the best interest of CPT Limited Partner, LLC in accordance with the business judgment rule, other than actions which constitute willful misconduct or gross negligence.

GEO RE Holdings LLC’s operating agreement is silent with respect to indemnification. However, see the discussion regarding indemnification provisions in the Delaware Limited Liability Company Act.

Correctional Services Corporation, LLC’s Operating Agreement provides that each manager, an officer, and the member, each of the foregoing persons referred to as a “Covered Person,” shall be indemnified by Correctional Services Corporation, LLC to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by the Covered Person in connection with any claim, action, suit or proceeding in which such Covered Person shall be threatened, in connection with the acquisition of property or assets by Correctional Services Corporation, LLC, the disposition of liability of Correctional Services Corporation, LLC or the conduct of its business. Expenses incurred by any Covered Person in connection with the preparation and presentation of a defense or response to any claim, action, suit or proceeding shall be paid by Correctional Services Corporation, LLC.

Cornell Corrections Management, LLC’s Operating Agreement provides that each manager, an officer, and the member, each of the foregoing persons referred to as a “Covered Person,” shall be indemnified by Cornell Corrections Management, LLC to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by the Covered Person in connection with any claim, action, suit or proceeding in which such Covered Person shall be threatened, in connection with the acquisition of property or assets by Cornell Corrections Management, LLC, the disposition of liability of Cornell Corrections Management, LLC or the conduct of its business. Expenses incurred by any Covered Person in connection with the preparation and presentation of a defense or response to any claim, action, suit or proceeding shall be paid by Cornell Corrections Management, LLC.

Correctional Systems, LLC’s Operating Agreement provides that each manager, an officer, and the member, each of the foregoing persons referred to as a “Covered Person,” shall be indemnified by Correctional Systems, LLC to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by the Covered Person in connection with any claim, action, suit or proceeding in which such Covered Person shall be threatened, in connection with the acquisition of property or assets by Correctional Systems, LLC, the disposition of liability of Correctional Systems, LLC or the conduct of its business. Expenses incurred by any Covered Person in connection with the preparation and presentation of a defense or response to any claim, action, suit or proceeding shall be paid by Correctional Systems, LLC.

WBP Leasing, LLC’s Operating Agreement provides that each manager, an officer, and the member, each of the foregoing persons referred to as a “Covered Person,” shall be indemnified by WBP Leasing, LLC to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by the Covered Person in connection with any claim, action, suit or proceeding in which such Covered Person shall be threatened, in connection with the acquisition of property or assets by WBP Leasing, LLC, the disposition of liability of WBP Leasing, LLC or the conduct of its business. Expenses incurred by any Covered Person in connection with the preparation and presentation of a defense or response to any claim, action, suit or proceeding shall be paid by WBP Leasing, LLC.

MCF GP, LLC’s Operating Agreement provides that each manager, an officer, and the member, each of the foregoing persons referred to as a “Covered Person,” shall be indemnified by MCF GP, LLC to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by the Covered Person in connection with any claim, action, suit or proceeding in which such Covered Person shall be threatened, in connection with the acquisition of property or assets by MCF GP, LLC, the disposition of liability of MCF GP, LLC or the conduct of its business. Expenses incurred by any Covered Person in connection with the preparation and presentation of a defense or response to any claim, action, suit or proceeding shall be paid by MCF GP, LLC.

GEO MCF LP, LLC’s Operating Agreement provides that each manager, an officer, and the member, each of the foregoing persons referred to as a “Covered Person,” shall be indemnified by GEO MCF LP, LLC to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by the Covered Person in connection with any claim, action, suit or proceeding in which such Covered Person shall be threatened, in connection with the acquisition of property or assets by GEO MCF LP, LLC, the disposition of liability of GEO MCF LP, LLC or the conduct of its business. Expenses incurred by any Covered Person in connection with the preparation and presentation of a defense or response to any claim, action, suit or proceeding shall be paid by GEO MCF LP, LLC.

Cornell Companies of California OS, LLC’s Operating Agreement provides that each manager, an officer, and the member, each of the foregoing persons referred to as a “Covered Person,” shall be indemnified by Cornell Companies of California OS, LLC to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by the Covered Person in connection with any claim, action, suit or proceeding in which such Covered Person shall be threatened, in connection with the acquisition of property or assets by Cornell Companies of California OS, LLC, the disposition of liability of Cornell Companies of California OS, LLC or the conduct of its business. Expenses incurred by any Covered Person in connection with the preparation and presentation of a defense or response to any claim, action, suit or proceeding shall be paid by Cornell Companies of California OS, LLC.

Cornell Companies of Texas OS, LLC’s Operating Agreement provides that each manager, an officer, and the member, each of the foregoing persons referred to as a “Covered Person,” shall be indemnified by Cornell Companies of Texas OS, LLC to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by the Covered Person in connection with any claim, action, suit or proceeding in which such Covered Person shall be threatened, in connection with the acquisition of property or assets by Cornell Companies of Texas OS, LLC, the disposition of liability of Cornell Companies of Texas OS, LLC or the conduct of its business. Expenses incurred by any Covered Person in connection with the preparation and presentation of a defense or response to any claim, action, suit or proceeding shall be paid by Cornell Companies of Texas OS, LLC.

Cornell Interventions OS, LLC’s Operating Agreement provides that each manager, an officer, and the member, each of the foregoing persons referred to as a “Covered Person,” shall be indemnified by Cornell Interventions OS, LLC to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by the Covered Person in connection with any claim, action, suit or proceeding in which such Covered Person shall be threatened, in connection with the acquisition of property or assets by Cornell Interventions OS, LLC, the disposition of liability of Cornell Interventions OS, LLC or the conduct of its business. Expenses incurred by any Covered Person in connection with the preparation and presentation of a defense or response to any claim, action, suit or proceeding shall be paid by Cornell Interventions OS, LLC.

CCG I, LLC’s Operating Agreement provides that each manager, officer, and the member (each of the foregoing persons referred to as a “Covered Person”) shall be indemnified by CCG I, LLC to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by the Covered Person in connection with any claim, action, suit or proceeding in which such Covered Person shall be threatened, in connection with the acquisition of property or assets by CCG I, LLC, the disposition of liability of CCG I, LLC or the conduct of its business. Expenses incurred by any Covered Person in connection with the preparation and presentation of a defense or response to any claim, action, suit or proceeding shall be paid by CCG I, LLC.

Correctional Properties, LLC’s Operating Agreement provides that each manager, an officer, and the member, each of the foregoing persons referred to as a “Covered Person,” shall be indemnified by Correctional Properties, LLC to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by the Covered Person in connection with any claim, action, suit or proceeding in which such Covered Person shall be threatened, in connection with the acquisition of property or assets by Correctional Properties, LLC, the disposition of liability of Correctional Properties, LLC or the conduct of its business. Expenses incurred by any Covered Person in connection with the preparation and presentation of a defense or response to any claim, action, suit or proceeding shall be paid by Correctional Properties, LLC.

Highpoint Investments, LLC’s Operating Agreement provides that each manager, an officer, and the member, each of the foregoing persons referred to as a “Covered Person,” shall be indemnified by Highpoint Investments, LLC to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by the Covered Person in connection with any claim, action, suit or proceeding in which such Covered Person shall be threatened, in connection with the acquisition of property or assets by Highpoint Investments, LLC, the disposition of liability of Highpoint Investments, LLC or the conduct of its business. Expenses incurred by any Covered Person in connection with the preparation and presentation of a defense or response to any claim, action, suit or proceeding shall be paid by Highpoint Investments, LLC.

GEO Care LLC’s Operating Agreement provides that each manager, an officer, and the member, each of the foregoing persons referred to as a “Covered Person,” shall be indemnified by GEO Care LLC to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by the Covered Person in connection with any claim, action, suit or proceeding in which such Covered Person shall be threatened, in connection with the acquisition of property or assets by GEO Care LLC, the disposition of liability of GEO Care LLC or the conduct of its business. Expenses incurred by any Covered Person in connection with the preparation and presentation of a defense or response to any claim, action, suit or proceeding shall be paid by GEO Care LLC.

Clearstream Development LLC’s Operating Agreement provides that each manager, an officer, and the member, each of the foregoing persons referred to as a “Covered Person,” shall be indemnified by Clearstream Development LLC to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by the Covered Person in connection with any claim, action, suit or proceeding in which such Covered Person shall be threatened, in connection with the acquisition of property or assets by Clearstream Development LLC, the disposition of liability of Clearstream Development LLC or the conduct of its business. Expenses incurred by any Covered Person in connection with the preparation and presentation of a defense or response to any claim, action, suit or proceeding shall be paid by Clearstream Development LLC.

Registrant organized as a limited partnership in Delaware

Section 17-107 of the Delaware Revised Uniform Limited Partnership Act provides that, subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a limited partnership, such as CPT Operating Partnership LP and Municipal Corrections Finance, LP, and has the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

The Amended and Restated Agreement of Limited Partnership of Municipal Corrections Finance, LP provides that no general partner or manager or officer of the general partner or of the partnership (collectively “Indemnified Persons” or singularly “Indemnified Person”) shall have any liability to the partnership or the partners for any loss sustained or liabilities incurred as a result of any act or omission of such Indemnified Person if (1) the Indemnified Person acted in good faith in a manner he, she or it reasonably believed to be in, or not opposed to, the interests of the partnership, and (2) the conduct of the Indemnified Person did not constitute actual fraud, gross negligence, bad faith or willful misconduct. The partnership shall indemnify an Indemnified Person from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the partnership as set forth in the agreement in which an Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, regardless of whether arising from any act or omission which constituted the sole, partial or concurrent negligence (whether active or passive) of the Indemnified Person, if (1) the Indemnified Person acted in good faith in a manner he, she or it reasonably believed to be in, or not opposed to, the interests of the partnership and (2) the conduct of the Indemnified Person did not constitute actual fraud, gross negligence, bad faith or willful misconduct. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnified Person did not meet the requisite standard of conduct set forth in this paragraph. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnified Person acted in a manner contrary to that specified in this paragraph. Any indemnification pursuant to this paragraph shall be made only out of the assets of the partnership, including insurance proceeds, if any, and not from the assets of any partner, provided, however, that to the fullest extent permitted by law, indemnity under this paragraph shall not constitute a claim against the partnership in the event that the partnership’s cash flow is insufficient to pay its obligations. The indemnification provided by this paragraph shall be in addition to any other rights to which the Indemnified Person may be entitled under any agreement, as a matter of law or otherwise.

CPT Operating Partnership LP’s limited partnership agreement provides that, to the fullest extent permitted by Delaware law, CPT Operating Partnership LP shall indemnify the general partner and its affiliates and any person acting on their behalf from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, reasonable attorneys’ fees and other legal fees and expenses), judgments, fines settlements and other amounts arising from any and all claims, demands, actions, suite or proceedings, civil, criminal, administrative or investigative, that relate to the operations of CPT Operating Partnership LP in which such person may be involved, or is threatened to be involved, as a party or otherwise, except to the extent it is finally determined by a court of competent jurisdiction, from which no further appeal may be taken, that such person’s action constituted intentional acts or omissions constituting willful misconduct or fraud. Reasonable expenses incurred by such person who is a party to a proceeding shall be paid or reimbursed by CPT Operating Partnership LP in advance of the final disposition of the proceeding. Such right of indemnification shall not be exclusive of any right to which any such person may be entitled as a matter of law.

Registrants organized as a corporation in Alaska

Alaska statute Sec. 10.06.490 provides that a corporation, such as Cornell Corrections of Alaska, Inc. and GEO Reentry Services of Alaska, Inc., may indemnify a person who was, is, or is threatened to be made a party to a completed, pending, or threatened action or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. Indemnification may include reimbursement of expenses, attorney fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, the person had no reasonable cause to believe the conduct was unlawful. The termination of an action or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, the person had reasonable cause to believe that the conduct was unlawful. (b) A corporation may indemnify a person who was, is, or is threatened to be made a party to a completed, pending, or threatened action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. Indemnification may include reimbursement for expenses and attorney fees actually and reasonably incurred by the person in connection with the defense or settlement of the action if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made in respect of any claim, issue, or matter as to which the person has been adjudged to be liable for negligence or misconduct in the performance of the person’s duty to the corporation except to the extent that the court in which the action was brought determines upon application that, despite the adjudication of liability, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses that the court considers proper. (c) To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of an action or proceeding referred to in (a) or (b) of this section, or in defense of a claim, issue, or matter in the action or proceeding, the director, officer, employee, or agent shall be indemnified against expenses and attorney fees actually and reasonably incurred in connection with the defense. (d) Unless otherwise ordered by a court, indemnification under (a) or (b) of this section may only be made by a corporation upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because the director, officer, employee, or agent has met the applicable standard of conduct set out in (a) and (b) of this section. The determination shall be made by (1) the board by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding; or (2) independent legal counsel in a written opinion if a quorum under (1) of this subsection is (A) not obtainable; or (B) obtainable but a majority of disinterested directors so directs; or (3) approval of the outstanding shares. (e) The corporation may pay or reimburse the reasonable expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition in the manner provided in (d) of this section if (1) in the case of a director or officer, the director or officer furnishes the corporation with a written affirmation of a good faith belief that the standard of conduct described in AS 10.06.450 (b) or 10.06.483(e) has been met; (2) the director, officer, employee, or agent furnishes the corporation a written unlimited general undertaking, executed personally or on behalf of the individual, to repay the advance if it is ultimately determined that an applicable standard of conduct was not met; and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification under this chapter. (f) The indemnification provided by this section is not exclusive of any other rights to which a person seeking indemnification may be entitled under a bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in the official capacity of the person and as to action in another capacity while holding the office. The right to indemnification continues as to a person who has ceased to be a director, officer, employee, or agent, and inures to the benefit of the heirs, executors, and administrators of the person. (g) A corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against the person and incurred by the person in that capacity, or arising out of that status, whether or not the corporation has the power to indemnify the person against the liability under the provisions of this section.

Cornell Corrections of Alaska, Inc.’s Articles of Incorporation provide that Directors of Cornell Corrections of Alaska, Inc. shall not be personally liable to Cornell Corrections of Alaska, Inc. or its shareholders for monetary damages for acts or omissions that occur after the effective date of the Articles of Incorporation for the breach of their fiduciary duty as a Director, provided, however, that such exemption from liability shall not apply to (i) a breach of a Director’s duty of loyalty to the Corporation or its shareholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) willful or negligent conduct involved in the payment of dividends or the repurchase of stock from other than lawfully available funds; or (iv) a transaction from which the Director derived improper personal benefit.

Cornell Corrections of Alaska, Inc.’s bylaws are silent with respect to indemnification. However, see the discussion regarding indemnification provisions in the Alaska statutes.

GEO Reentry Services of Alaska, Inc.’s Articles of Incorporation are silent with respect to indemnification. However, see the discussion regarding indemnification provisions in the Alaska statutes.

GEO Reentry Services of Alaska, Inc.’s bylaws provide that to the fullest extent and under the circumstances permitted by applicable law, GEO Reentry Services of Alaska, Inc. will indemnify any and all of its officers, directors, employees and agents.

Registrant organized as a corporation in California

California General Corporation Law. Section 317 of the California General Corporation Law (“CAGCL”) authorizes a court to award, or a corporation, such as Cornell Corrections of California, Inc., to grant, indemnity to officers, directors and other agents for reasonable expenses incurred in connection with the defense or settlement of an action by or in the right of the corporation or in a proceeding by reason of the fact that the person is or was an officer, director, or agent of the corporation. Indemnity is available where the person party to a proceeding or action acted in good faith and in a manner reasonably believed to be in the best interests of the corporation and its shareholders and, with respect to criminal actions, had no reasonable cause to believe his conduct was unlawful. To the extent a corporation’s officer, director or agent is successful on the merits in the defense of any proceeding or any claim, issue or related matter, that person shall be indemnified against expenses actually and reasonably incurred. Under Section 317 of the CAGCL, expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of any undertaking by or on behalf of the officer, director, employee or agent to repay that amount if it is ultimately determined that the person is not entitled to be indemnified. Indemnifications are to be made by a majority vote of a quorum of disinterested directors, or by approval of members not including those persons to be indemnified, or by the court in which such proceeding is or was pending upon application made by either the corporation, the agent, the attorney, or other person rendering services in connection with the defense. The indemnification provided by Section 317 is not exclusive.

Bylaws. Cornell Corrections of California, Inc.’s bylaws provide that Cornell Corrections of California, Inc. shall, to the maximum extent permitted by the California General Corporation Law, have power to indemnify each of its agents against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was an agent of Cornell Corrections of California, Inc., and shall have power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by that law. “Agent” includes any person who is or was a director, officer, employee, or other agent of Cornell Corrections of California, Inc., or is or was serving at the request of Cornell Corrections of California, Inc. as a director, officer, employee, or agent or another corporation, partnership, joint venture, trust, or other enterprise, or was a director, officer, employee, or agent of a corporation which was a predecessor corporation of Cornell Corrections of California, Inc. or of another enterprise serving at the request of such predecessor corporation.

Registrant organized as a corporation in Colorado

The Colorado Business Corporations Act. Section 7-109-101 et seq. of the Colorado Business Corporations Act empowers a Colorado corporation, such as B.I. Incorporated, to indemnify its directors, officers, employees and agents under certain circumstances. A corporation must indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, officer, employee, fiduciary or agent, against reasonable expenses incurred by him or her in connection with the proceeding. A corporation may indemnify a person made a party to a proceeding because the person is or was a director, officer, employee, fiduciary or agent if the person conducted himself or herself in good faith and the person reasonably believed that his or her conduct was in or not opposed to the best interests of the corporation (or in the case of a criminal proceeding, had a reasonable belief that his or her conduct was not unlawful), except that no indemnification is allowed in connection with a proceeding by or in the right of the corporation in which the person seeking indemnification was adjudged to be liable to the corporation or in connection with any other proceeding in which the person was adjudged liable on the basis that he or she derived an improper personal benefit. A corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the corporation, or who, while a director, officer, employee, fiduciary or agent of another domestic or foreign corporation or other person or an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify the person against the same liability under Section 7-109-101 et seq.

Bylaws. B.I. Incorporated’s bylaws are silent with respect to indemnification. However, see the discussion regarding indemnification provisions in the Colorado statutes.

Registrant organized as a corporation in Illinois

The Illinois Business Corporation Act. Under Section 8.75 of the Illinois Business Corporation Act of 1983, (“ILBCA”), a corporation, such as Cornell Interventions, Inc., may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation. Section 8.75(f) of the ILBCA further provides that the indemnification and advancement of expenses provided by or granted under Section 8.75 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

Bylaws. Cornell Interventions, Inc.’s bylaws provide that Cornell Interventions, Inc. shall, to the fullest extent to which it is empowered to do so by The Illinois Business Corporation Act of 1983, as amended, or any other applicable laws as may from time to time be in effect, indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Cornell Interventions, Inc.), or who is or was serving at the request of Cornell Interventions, Inc. as a director and/or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Additionally, Cornell Interventions, Inc. shall to the fullest extent to which it is empowered to do so by The Illinois Business Corporation Act of 1983, or any other applicable laws as may from time to time be in effect, indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in a right of Cornell Interventions, Inc. to procure judgment in its favor by reason of the fact that such person is or was a director and/or officer of the corporation, or is or was serving at the request of Cornell Interventions, Inc. as a director and/or officer of another corporation, partnership, joint venture, trust or other person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to Cornell Interventions, Inc., unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

Item 16.	Exhibits.

Exhibit No.	Description

1.1	Form of Underwriting Agreement for Common Stock.*

1.2	Form of Underwriting Agreement for Preferred Stock.*

1.3	Form of Underwriting Agreement for Debt Securities.*

1.4	Form of Underwriting Agreement for Warrants.*

1.5	Form of Underwriting Agreement for Units.*

4.1	Form of Indenture for Senior Debt Securities.**

4.2	Form of Indenture for Subordinated Debt Securities.**

4.3	Form of Note.*

4.4	Form of Common Stock Warrant Agreement and Warrant Certificate.*

4.5	Form of Preferred Stock Warrant Agreement and Warrant Certificate.*

4.6	Form of Debt Securities Warrant Agreement and Warrant Certificate.*

4.7	Form of Guarantee of Debt Securities.*

4.8	Form of Unit.*

4.9	Form of Unit Agreement.*

4.10	Form of Senior Debt Securities.*

4.11	Form of Subordinated Debt Securities.*

5.1	Opinion of Akerman LLP.**

5.2	Opinion of Hughes Gorski Seedorf Odsen & Tervooren, LLC, as to matters of Alaska law.**

5.3	Opinion of Burns, Figa & Will, P.C., as to matters of Colorado law.**

5.4	Opinion of Akerman LLP.

5.5	Opinion of Hughes Gorski Seedorf Odsen & Tervooren, LLC, as to matters of Alaska law.

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Grant Thornton LLP, independent registered public accounting firm.

23.2	Consent of Akerman LLP (included in Exhibit 5.1 and 5.4 hereto).

23.3	Consent of Hughes Gorski Seedorf Odsen & Tervooren, LLC (included in Exhibit 5.2 and 5.5. hereto).

23.4	Consent of Burns, Figa & Will, P.C. (included in Exhibit 5.3 hereto).

24.1	Power of Attorney (included on signature pages hereto with respect to the new subsidiary guarantors listed in this Post-Effective Amendment No. 1 to Form S-3 and previously included on the signature pages of the registration statement on Form S-3 filed on September 12, 2014 with respect to all other subsidiary guarantors).

25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 for Senior Debt Securities.**

25.2	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 for Subordinated Debt Securities.**

*	To be filed by post-effective amendment, as applicable, or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	Previously filed with this registration statement on Form S-3 filed on September 12, 2014.

Item 17.	Undertakings.

(a) The undersigned registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) of this Section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of any registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 11th day of April, 2016.

THE GEO GROUP, INC.

*
Brian R. Evans
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* George C. Zoley	Chairman of the Board and Chief Executive Officer (principal executive officer)	April 11, 2016

* Brian R. Evans	Senior Vice President and Chief Financial Officer (principal financial officer)	April 11, 2016

* Ronald A. Brack	Vice President, Chief Accounting Officer and Controller (principal accounting officer)	April 11, 2016

* Clarence E. Anthony	Director	April 11, 2016

* Anne N. Foreman	Director	April 11, 2016

* Richard H. Glanton	Director	April 11, 2016

* Christopher C. Wheeler	Director	April 11, 2016

* Julie Myers Wood	Director	April 11, 2016

*By:	/s/ John J. Bulfin
John J. Bulfin
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 11th day of April, 2016.

GEO RE HOLDINGS LLC

By:	*
	Name:	Brian R. Evans
	Title:	Senior Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	President (Principal Executive Officer)	April 11, 2016

* Brian R. Evans	Senior Vice President and Treasurer (Principal Financial Officer)	April 11, 2016

* Ronald A. Brack	Vice President — Accounting (Principal Accounting Officer)	April 11, 2016

* George C. Zoley	Chief Executive Officer of The GEO Group, Inc., the Sole Member and Manager of GEO RE Holdings, LLC	April 11, 2016

*By:	/s/ John J. Bulfin
John J. Bulfin
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 11th day of April, 2016.

Correctional Services Corporation, LLC

By:	*
	Name:	Brian R. Evans
	Title:	Vice President — Finance and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	President and Manager (Principal Executive Officer)	April 11, 2016

* Brian R. Evans	Vice President — Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	April 11, 2016

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Manager	April 11, 2016

* George C. Zoley	Chief Executive Officer of The GEO Group, Inc., the Sole Member of Correctional Services Corporation, LLC	April 11, 2016

*By:	/s/ John J. Bulfin
John J. Bulfin
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Post-Effective No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 11th day of April, 2016.

GEO Transport, Inc.

By:	*
	Name:	Brian R. Evans
	Title:	Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	President and Director (Principal Executive Officer)	April 11, 2016

* Brian R. Evans	Vice President and Treasurer (Principal Financial Officer)	April 11, 2016

* Ronald A. Brack	Vice President and Controller (Principal Accounting Officer)	April 11, 2016

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	April 11, 2016

/s/ J. David Donahue J. David Donahue	Director	April 11, 2016

*By:	/s/ John J. Bulfin
John J. Bulfin
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 11th day of April, 2016.

Public Properties Development and Leasing LLC

By:	*
	Name:	Brian R. Evans
	Title:	Vice President, Finance

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No,. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	President and Director (Principal Executive Officer)	April 11, 2016

* Brian R. Evans	Vice President, Finance and Director (Principal Financial and Accounting Officer)	April 11, 2016

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	April 11, 2016

* Brian R. Evans	Vice President, Finance of GEO Acquisition II, Inc., the Sole General Partner of CPT Operating Partnership L.P., the Sole Member of Public Properties Development and Leasing LLC	April 11, 2016

*By:	/s/ John J. Bulfin
John J. Bulfin
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 11th day of April, 2016.

Correctional Properties Prison Finance LLC

By:	*
	Name:	Brian R. Evans
	Title:	Vice President, Finance

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	President and Director (Principal Executive Officer)	April 11, 2016

* Brian R. Evans	Vice President, Finance and Director (Principal Financial and Accounting Officer)	April 11, 2016

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	April 11, 2016

* Brian R. Evans	Vice President, Finance of GEO Acquisition II, Inc., the Sole General Partner of CPT Operating Partnership L.P., the Sole Member of Correctional Properties Prison Finance LLC	April 11, 2016

*By:	/s/ John J. Bulfin
John J. Bulfin
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 11th day of April, 2016.

CPT Operating Partnership L.P.

By:	*
	Name:	Brian R. Evans
	Title:	Vice President, Finance

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	President and Director (Principal Executive Officer)	April 11, 2016

* Brian R. Evans	Vice President, Finance and Director (Principal Financial and Accounting Officer)	April 11, 2016

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	April 11, 2016

* Brian R. Evans	Vice President, Finance of GEO Acquisition II, Inc., the Sole General Partner of CPT Operating Partnership L.P.	April 11, 2016

*By:	/s/ John J. Bulfin
John J. Bulfin
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 11th day of April, 2016.

CPT Limited Partner, LLC

By:	*
	Name:	Brian R. Evans
	Title:	Vice President, Finance

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	President and Director (Principal Executive Officer)	April 11, 2016

* Brian R. Evans	Vice President, Finance (Principal Financial and Accounting Officer)	April 11, 2016

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	April 11, 2016

* Brian R. Evans	Vice President, Finance of GEO Acquisition II, Inc., the Sole Member of CPT Limited Partner, LLC	April 11, 2016

*By:	/s/ John J. Bulfin
John J. Bulfin
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 11th day of April, 2016.

GEO Holdings I, Inc.

By:	*
	Name:	Brian R. Evans
	Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	President and Director (Principal Executive Officer)	April 11, 2016

* Brian R. Evans	Vice President (Principal Financial and Accounting Officer)	April 11, 2016

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	April 11, 2016

*By:	/s/ John J. Bulfin
John J. Bulfin
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 11th day of April, 2016.

GEO Acquisition II, Inc.

By:	*
Name:	Brian R. Evans
Title:	Vice President, Finance

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	President and Director (Principal Executive Officer)	April 11, 2016

* Brian R. Evans	Vice President, Finance (Principal Financial and Accounting Officer)	April 11, 2016

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	April 11, 2016

*By:	/s/ John J. Bulfin
John J. Bulfin
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 11th day of April, 2016.

Cornell Companies, Inc.

By:	*
	Name:	Brian R. Evans
	Title:	Vice President, Finance, Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	President and Director (Principal Executive Officer)	April 11, 2016

* Brian R. Evans	Vice President, Finance, Chief Financial Officer and Director (Principal Financial Officer)	April 11, 2016

* Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	April 11, 2016

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	April 11, 2016

/s/ Ann M. Schlarb Ann M. Schlarb	Director	April 11, 2016

*By:	/s/ John J. Bulfin
John J. Bulfin
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 11th day of April, 2016.

Cornell Corrections Management, LLC

By:	*
	Name:	Brian R. Evans
	Title:	Vice President, Finance, Chief Financial Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Brian R. Evans	Vice President, Finance, Chief Financial Officer and Manager (Principal Executive, Financial and Accounting Officer)	April 11, 2016

* George C. Zoley	Manager	April 11, 2016

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Manager	April 11, 2016

* Brian R. Evans	Vice President, Finance and Chief Financial Officer of Cornell Companies, Inc., the Sole Member of Cornell Corrections Management, LLC	April 11, 2016

/s/ Ann M. Schlarb Ann M. Schlarb	Manager	April 11, 2016

*By:	/s/ John J. Bulfin
John J. Bulfin
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 11th day of April, 2016.

CCG I, LLC

By:	*
	Name:	Brian R. Evans
	Title:	Vice President, Finance, Chief Financial Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Brian R. Evans	Vice President, Finance, Chief Financial Officer and Manager (Principal Executive, Financial and Accounting Officer)	April 11, 2016

* George C. Zoley	Manager	April 11, 2016

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Manager	April 11, 2016

* Brian R. Evans	Vice President and Chief Financial Officer of GEO Corrections Holdings, Inc., the Sole Member of CCGI, LLC	April 11, 2016

*By:	/s/ John J. Bulfin
John J. Bulfin
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 11th day of April, 2016.

Cornell Corrections of Alaska, Inc.

By:	*
	Name:	Brian R. Evans
	Title:	Vice President, Finance, Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	President and Chairman (Principal Executive Officer)	April 11, 2016

* Brian R. Evans	Vice President, Finance, Chief Financial Officer and Director (Principal Financial Officer)	April 11, 2016

* Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	April 11, 2016

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	April 11, 2016

/s/ Ann M. Schlarb Ann M. Schlarb	Director	April 11, 2016

*By:	/s/ John J. Bulfin
John J. Bulfin
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 11th day of April, 2016.

Cornell Corrections of California, Inc.

By:	*
	Name:	Brian R. Evans
	Title:	Vice President, Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	Chairman	April 11, 2016

* Brian R. Evans	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	April 11, 2016

* Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	April 11, 2016

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	April 11, 2016

* Jonathan Swatsburg	Vice President, Youth Services and Director	April 11, 2016

/s/ Ann M. Schlarb Ann M. Schlarb	President and Director	April 11, 2016

*By:	/s/ John J. Bulfin
John J. Bulfin
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 11th day of April, 2016.

Cornell Corrections of Texas, Inc.

By:	*
	Name:	Brian R. Evans
	Title:	Vice President, Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	Chairman	April 11, 2016

* Brian R. Evans	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	April 11, 2016

* Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	April 11, 2016

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	April 11, 2016

* Jonathan Swatsburg	Vice President, Youth Services and Director	April 11, 2016

/s/ Ann M. Schlarb Ann M. Schlarb	President and Director	April 11, 2016

*By:	/s/ John J. Bulfin
John J. Bulfin
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 11th day of April, 2016.

Cornell Corrections of Rhode Island, Inc.

By:	*
	Name:	Brian R. Evans
	Title:	Vice President, Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	President and Chairman (Principal Executive Officer)	April 11, 2016

* Brian R. Evans	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	April 11, 2016

* Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	April 11, 2016

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	April 11, 2016

/s/ Ann M. Schlarb Ann M. Schlarb	Director	April 11, 2016

*By:	/s/ John J. Bulfin
John J. Bulfin
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 11th day of April, 2016.

Cornell Interventions, Inc.

By:	*
	Name:	Brian R. Evans
	Title:	Vice President, Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	Chairman	April 11, 2016

* Brian R. Evans	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	April 11, 2016

* Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	April 11, 2016

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	April 11, 2016

* Jonathan Swatsburg	Vice President, Youth Services and Director	April 11, 2016

/s/ Ann M. Schlarb Ann M. Schlarb	President and Director	April 11, 2016

*By:	/s/ John J. Bulfin
John J. Bulfin
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 11th day of April, 2016.

Correctional Systems, LLC

By:	*
	Name:	Brian R. Evans
	Title:	Vice President, Finance, Chief Financial Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	President and Manager (Principal Executive Officer)	April 11, 2016

* Brian R. Evans	Vice President, Finance, Chief Financial Officer and Manager (Principal Financial Officer)	April 11, 2016

* Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	April 11, 2016

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Manager	April 11, 2016

/s/ Ann M. Schlarb Ann M. Schlarb	Manager	April 11, 2016

* Brian R. Evans	Senior Vice President and Chief Financial Officer of The GEO Group, Inc., the Sole Member of Correctional Systems, LLC	April 11, 2016

*By:	/s/ John J. Bulfin
John J. Bulfin
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 11th day of April, 2016.

Cornell Abraxas Group, Inc.

By:	*
	Name:	Brian R. Evans
	Title:	Vice President, Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	Chairman	April 11, 2016

* Brian R. Evans	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	April 11, 2016

* Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	April 11, 2016

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	April 11, 2016

* Jonathan Swatsburg	Vice President, Youth Services and Director	April 11, 2016

/s/ Ann M. Schlarb Ann M. Schlarb	President and Director	April 11, 2016

*By:	/s/ John J. Bulfin
John J. Bulfin
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 11th day of April, 2016.

WBP Leasing, LLC

By:	*
	Name:	Brian R. Evans
	Title:	Vice President, Finance, Chief Financial Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	President and Manager (Principal Executive Officer)	April 11, 2016

* Brian R. Evans	Vice President, Finance, Chief Financial Officer and Manager (Principal Financial Officer)	April 11, 2016

* Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	April 11, 2016

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Manager	April 11, 2016

/s/ Ann M. Schlarb Ann M. Schlarb	Manager	April 11, 2016

* Brian R. Evans	Vice President, Finance and Chief Financial Officer of Cornell Companies, Inc., the Sole Member of Cornell Corrections Management, LLC, the Sole Member of WBP Leasing, LLC	April 11, 2016

*By:	/s/ John J. Bulfin
John J. Bulfin
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 11th day of April, 2016.

BII Holding Corporation

By:	*
	Name:	Brian R. Evans
	Title:	Vice President, Finance and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Brian R. Evans	Vice President, Finance and Director (Principal Executive, Financial and Accounting Officer)	April 11, 2016

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	April 11, 2016

* George C. Zoley	Director	April 11, 2016

/s/ Ann M. Schlarb Ann M. Schlarb	Director	April 11, 2016

*By:	/s/ John J. Bulfin
John J. Bulfin
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 11th day of April, 2016.

BII Holding I Corporation

By:	*
	Name:	Brian R. Evans
	Title:	Vice President, Finance and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Brian R. Evans	Vice President, Finance and Director (Principal Executive, Financial and Accounting Officer)	April 11, 2016

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	April 11, 2016

* George C. Zoley	Director	April 11, 2016

/s/ Ann M. Schlarb Ann M. Schlarb	Director	April 11, 2016

*By:	/s/ John J. Bulfin
John J. Bulfin
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 11th day of April, 2016.

Behavioral Holding Corp.

By:	*
	Name:	Brian R. Evans
	Title:	Vice President, Finance and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Brian R. Evans	Vice President, Finance and Director (Principal Executive, Financial and Accounting Officer)	April 11, 2016

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	April 11, 2016

* George C. Zoley	Director	April 11, 2016

/s/ Ann M. Schlarb Ann M. Schlarb	Director	April 11, 2016

*By:	/s/ John J. Bulfin
John J. Bulfin
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 11th day of April, 2016.

Behavioral Acquisition Corp.

By:	*
	Name:	Brian R. Evans
	Title:	Vice President, Finance and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Brian R. Evans	Vice President, Finance and Director (Principal Executive, Financial and Accounting Officer)	April 11, 2016

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	April 11, 2016

* George C. Zoley	Director	April 11, 2016

/s/ Ann M. Schlarb Ann M. Schlarb	Director	April 11, 2016

*By:	/s/ John J. Bulfin
John J. Bulfin
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 11th day of April, 2016.

B.I. Incorporated

By:	*
	Name:	Brian R. Evans
	Title:	Vice President, Finance and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Brian R. Evans	Vice President, Finance and Director (Principal Executive, Financial and Accounting Officer)	April 11, 2016

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	April 11, 2016

* George C. Zoley	Director	April 11, 2016

/s/ Ann M. Schlarb Ann M. Schlarb	Director	April 11, 2016

*By:	/s/ John J. Bulfin
John J. Bulfin
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 11th day of April, 2016.

MCF GP, LLC

By:	*
	Name:	Brian R. Evans
	Title:	Vice President, Chief Financial Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	President and Manager (Principal Executive Officer)	April 11, 2016

* Brian R. Evans	Vice President, Chief Financial Officer and Manager (Principal Financial and Accounting Officer)	April 11, 2016

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Manager	April 11, 2016

* Brian R. Evans	Vice President, Finance and Chief Financial Officer of Cornell Companies, Inc., the Sole Member of MCF GP, LLC	April 11, 2016

*By:	/s/ John J. Bulfin
John J. Bulfin
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 11th day of April, 2016.

GEO MCF LP, LLC

By:	*
	Name:	Brian R. Evans
	Title:	Vice President, Finance, Chief Financial Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	President and Manager (Principal Executive Officer)	April 11, 2016

* Brian R. Evans	Vice President, Finance, Chief Financial Officer and Manager (Principal Financial and Accounting Officer)	April 11, 2016

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Manager	April 11, 2016

* Brian R. Evans	Vice President, Finance and Chief Financial Officer of Cornell Companies, Inc., the Sole Member of GEO MCF LP, LLC	April 11, 2016

*By:	/s/ John J. Bulfin
John J. Bulfin
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 11th day of April, 2016.

Municipal Corrections Finance, L.P.

By:	*
	Name:	Brian R. Evans
	Title:	Vice President, Finance

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	President (Principal Executive Officer)	April 11, 2016

* Brian R. Evans	Vice President, Finance (Principal Financial and Accounting Officer)	April 11, 2016

/s/ John J. Bulfin John J. Bulfin	Vice President and Secretary	April 11, 2016

* Brian R. Evans	Vice President, Chief Financial Officer, and Manager of MCF GP, LLC, the Sole General Partner of Municipal Corrections Finance, L.P.	April 11, 2016

*By:	/s/ John J. Bulfin
John J. Bulfin
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 11th day of April, 2016.

GEO OPERATIONS, LLC

By:	*
	Name:	Brian R. Evans
	Title:	Vice President, Finance, Chief Financial Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Brian R. Evans	Vice President, Finance, Chief Financial Officer and Manager (Principal Executive and Financial Officer)	April 11, 2016

* Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	April 11, 2016

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Manager	April 11, 2016

* George C. Zoley	Manager	April 11, 2016

* Brian R. Evans	Vice President and Chief Financial Officer of GEO Corrections Holdings, Inc., the Sole Member of GEO Operations, LLC	April 11, 2016

*By:	/s/ John J. Bulfin
John J. Bulfin
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 11th day of April, 2016.

GEO Corrections Holdings, Inc.

By:	*
	Name:	Brian R. Evans
	Title:	Vice President, Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	Chief Executive Officer and Director (Principal Executive Officer)	April 11, 2016

* Brian R. Evans	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	April 11, 2016

* Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	April 11, 2016

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	April 11, 2016

*By:	/s/ John J. Bulfin
John J. Bulfin
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 11th day of April, 2016.

GEO Corrections and Detention, LLC

By:	*
	Name:	Brian R. Evans
	Title:	Vice President, Finance, Chief Financial Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Brian R. Evans	Vice President, Finance, Chief Financial Officer and Manager (Principal Financial Officer)	April 11, 2016

* Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	April 11, 2016

* George C. Zoley	Chairman and Manager	April 11, 2016

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Manager	April 11, 2016

* Brian R. Evans	Vice President, Chief Financial Officer and Director of GEO Corrections Holdings, Inc., the Sole Member of GEO Corrections and Detention, LLC	April 11, 2016

*By:	/s/ John J. Bulfin
John J. Bulfin
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 11th day of April, 2016.

GEO Reentry Services, LLC

By:	*
	Name:	Brian R. Evans
	Title:	Vice President, Finance, Chief Financial Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	Chief Executive Officer, Chairman and Manager (Principal Executive Officer)	April 11, 2016

* Brian R. Evans	Vice President, Finance, Chief Financial Officer and Manager (Principal Financial Officer)	April 11, 2016

* Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	April 11, 2016

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Manager	April 11, 2016

/s/ Ann M. Schlarb Ann M. Schlarb	President	April 11, 2016

* Brian R. Evans	Vice President, Chief Financial Officer and Director of GEO Corrections Holdings, Inc., the Sole Member of GEO Reentry Services, LLC	April 11, 2016

*By:	/s/ John J. Bulfin
John J. Bulfin
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 11th day of April, 2016.

Cornell Abraxas Group OS, LLC

By:	*
	Name:	Brian R. Evans
	Title:	Vice President, Finance, Chief Financial Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	President and Manager (Principal Executive Officer)	April 11, 2016

* Brian R. Evans	Vice President, Finance, Chief Financial Officer and Manager (Principal Financial Officer)	April 11, 2016

* Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	April 11, 2016

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Manager	April 11, 2016

* Brian R. Evans	Vice President, Chief Financial Officer and Director of GEO Corrections Holdings, Inc., the Sole Member of Cornell Abraxas Group OS, LLC	April 11, 2016

*By:	/s/ John J. Bulfin
John J. Bulfin
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 11th day of April, 2016.

Cornell Companies of California OS, LLC

By:	*
	Name:	Brian R. Evans
	Title:	Vice President, Finance, Chief Financial Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Brian R. Evans	Vice President, Finance, Chief Financial Officer and Manager (Principal Financial Officer)	April 11, 2016

* Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	April 11, 2016

* George C. Zoley	Manager	April 11, 2016

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Manager	April 11, 2016

/s/ Ann M. Schlarb Ann M. Schlarb	President	April 11, 2016

* Brian R. Evans	Vice President, Chief Financial Officer and Director of GEO Corrections Holdings, Inc., the Sole Member of Cornell Companies of California OS, LLC	April 11, 2016

*By:	/s/ John J. Bulfin
John J. Bulfin
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 11th day of April, 2016.

Cornell Companies of Texas OS, LLC

By:	*
	Name:	Brian R. Evans
	Title:	Vice President, Finance, Chief Financial Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Brian R. Evans	Vice President, Finance, Chief Financial Officer and Manager (Principal Executive and Financial Officer)	April 11, 2016

* Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	April 11, 2016

* George C. Zoley	Manager	April 11, 2016

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Manager	April 11, 2016

* Brian R. Evans	Vice President, Chief Financial Officer and Director of GEO Corrections Holdings, Inc., the Sole Member of Cornell Companies of Texas OS, LLC	April 11, 2016

*By:	/s/ John J. Bulfin
John J. Bulfin
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 11th day of April, 2016.

Cornell Interventions OS, LLC

By:	*
	Name:	Brian R. Evans
	Title:	Vice President, Finance, Chief Financial Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Brian R. Evans	Vice President, Finance, Chief Financial Officer and Manager (Principal Financial Officer)	April 11, 2016

* Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	April 11, 2016

* George C. Zoley	Manager	April 11, 2016

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Manager	April 11, 2016

/s/ Ann M. Schlarb Ann M. Schlarb	President	April 11, 2016

* Brian R. Evans	Vice President, Chief Financial Officer and Director of GEO Corrections Holdings, Inc., the Sole Member of Cornell Interventions OS, LLC	April 11, 2016

*By:	/s/ John J. Bulfin
John J. Bulfin
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 11th day of April, 2016.

Protocol Criminal Justice, Inc.

By:	*
	Name:	Brian R. Evans
	Title:	Vice President, Finance, Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Brian R. Evans	Vice President, Finance and Director (Principal Financial Officer)	April 11, 2016

* George C. Zoley	Director	April 11, 2016

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	April 11, 2016

/s/ Ann M. Schlarb Ann M. Schlarb	Director	April 11, 2016

*By:	/s/ John J. Bulfin
John J. Bulfin
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 11th day of April, 2016.

Correctional Properties, LLC

By:	/s/ Brian R. Evans
	Name:	Brian R. Evans
	Title:	Vice President, Chief Financial Officer and Manager

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian R. Evans, Senior Vice President and Chief Financial Officer, and John J. Bulfin, Senior Vice President, General Counsel and Secretary, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	Chief Executive Officer and Manager (Principal Executive Officer)	April 11, 2016

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer and Manager (Principal Financial Officer)	April 11, 2016

/s/ Ronald A. Brack Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	April 11, 2016

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Manager	April 11, 2016

/s/ J. David Donahue J. David Donahue	Vice President, Operations and Manager	April 11, 2016

/s/ Brian R. Evans Brian R. Evans	Senior Vice President and Chief Financial Officer of The GEO Group, Inc., the Sole Member of Correctional Properties, LLC	April 11, 2016

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 11th day of April, 2016.

GEO/DEL/R/02, Inc.

By:	/s/ Brian R. Evans
	Name:	Brian R. Evans
	Title:	Vice President, Chief Financial Officer and Director

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian R. Evans, Senior Vice President and Chief Financial Officer, and John J. Bulfin, Senior Vice President, General Counsel and Secretary, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	President and Director (Principal Executive Officer)	April 11, 2016

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	April 11, 2016

/s/ Ronald A. Brack Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	April 11, 2016

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	April 11, 2016

/s/ J. David Donahue J. David Donahue	Vice President, Operations and Director	April 11, 2016

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 11th day of April, 2016.

GEO International Services, Inc.

By:	/s/ Brian R. Evans
	Name:	Brian R. Evans
	Title:	Vice President, Chief Financial Officer and Director

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian R. Evans, Senior Vice President and Chief Financial Officer, and John J. Bulfin, Senior Vice President, General Counsel and Secretary, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	President and Director (Principal Executive Officer)	April 11, 2016

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	April 11, 2016

/s/ Ronald A. Brack Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	April 11, 2016

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	April 11, 2016

/s/ J. David Donahue J. David Donahue	Vice President, Operations and Director	April 11, 2016

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 11th day of April, 2016.

GEO/DEL/T/02, Inc.

By:	/s/ Brian R. Evans
	Name:	Brian R. Evans
	Title:	Vice President, Chief Financial Officer and Director

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian R. Evans, Senior Vice President and Chief Financial Officer, and John J. Bulfin, Senior Vice President, General Counsel and Secretary, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	President and Director (Principal Executive Officer)	April 11, 2016

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	April 11, 2016

/s/ Ronald A. Brack Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	April 11, 2016

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	April 11, 2016

/s/ J. David Donahue J. David Donahue	Vice President, Operations and Director	April 11, 2016

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 11th day of April, 2016.

Highpoint Investments, LLC

By:	/s/ Brian R. Evans
	Name:	Brian R. Evans
	Title:	Vice President, Chief Financial Officer and Manager

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian R. Evans, Senior Vice President and Chief Financial Officer, and John J. Bulfin, Senior Vice President, General Counsel and Secretary, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	President and Chairman (Principal Executive Officer)	April 11, 2016

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer and Manager (Principal Financial and Accounting Officer)	April 11, 2016

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Manager	April 11, 2016

/s/ Bruce Brown Bruce Brown	Manager	April 11, 2016

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 11th day of April, 2016.

GEO Reentry, Inc.

By:	/s/ Brian R. Evans
	Name:	Brian R. Evans
	Title:	Vice President, Chief Financial Officer and Director

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian R. Evans, Senior Vice President and Chief Financial Officer, and John J. Bulfin, Senior Vice President, General Counsel and Secretary, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	President and Director (Principal Executive Officer)	April 11, 2016

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	April 11, 2016

/s/ Ronald A. Brack Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	April 11, 2016

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	April 11, 2016

/s/ Ann M. Schlarb Ann M. Schlarb	Vice President, GEO Care and Director	April 11, 2016

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 11th day of April, 2016.

GEO Reentry Services of Alaska, Inc.

By:	/s/ Brian R. Evans
	Name:	Brian R. Evans
	Title:	Vice President, Chief Financial Officer
and Director

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian R. Evans, Senior Vice President and Chief Financial Officer, and John J. Bulfin, Senior Vice President, General Counsel and Secretary, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	President and Chairman (Principal Executive Officer)	April 11, 2016

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	April 11, 2016

/s/ Ronald A. Brack Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	April 11, 2016

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	April 11, 2016

/s/ Ann M. Schlarb Ann M. Schlarb	Director	April 11, 2016

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 11th day of April, 2016.

GEO Care LLC

By:	/s/ Brian R. Evans
	Name:	Brian R. Evans
	Title:	Vice President, Chief Financial Officer
and Manager

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian R. Evans, Senior Vice President and Chief Financial Officer, and John J. Bulfin, Senior Vice President, General Counsel and Secretary, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	President and Manager (Principal Executive Officer)	April 11, 2016

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer and Manager (Principal Financial Officer)	April 11, 2016

/s/ Ronald A. Brack Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	April 11, 2016

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Manager	April 11, 2016

/s/ Ann M. Schlarb Ann M. Schlarb	Manager	April 11, 2016

/s/ Brian R. Evans Brian R. Evans	Vice President and Chief Financial Officer of Cornell Abraxas Group, Inc., the Sole Member of GEO Care LLC	April 11, 2016

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 11th day of April, 2016.

GEO CC1, Inc.

By:	/s/ Brian R. Evans
	Name:	Brian R. Evans
	Title:	Vice President, Chief Financial Officer
and Director

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian R. Evans, Senior Vice President and Chief Financial Officer, and John J. Bulfin, Senior Vice President, General Counsel and Secretary, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	Chief Executive Officer and Director (Principal Executive Officer)	April 11, 2016

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	April 11, 2016

/s/ Ronald A. Brack Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	April 11, 2016

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	April 11, 2016

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 11th day of April, 2016.

GEO CC2, Inc.

By:	/s/ Brian R. Evans
	Name:	Brian R. Evans
	Title:	Vice President, Chief Financial Officer and Director

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian R. Evans, Senior Vice President and Chief Financial Officer, and John J. Bulfin, Senior Vice President, General Counsel and Secretary, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	Chief Executive Officer and Director (Principal Executive Officer)	April 11, 2016

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	April 11, 2016

/s/ Ronald A. Brack Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	April 11, 2016

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	April 11, 2016

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 11th day of April, 2016.

GEO CC3, Inc.

By:	/s/ Brian R. Evans
	Name:	Brian R. Evans
	Title:	Vice President, Chief Financial Officer and Director

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian R. Evans, Senior Vice President and Chief Financial Officer, and John J. Bulfin, Senior Vice President, General Counsel and Secretary, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	Chief Executive Officer, and Director (Principal Executive Officer)	April 11, 2016

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	April 11, 2016

/s/ Ronald A. Brack Ronald A. Brack	Vice President, Accounting (Principal Accounting Officer)	April 11, 2016

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	April 11, 2016

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 11th day of April, 2016.

BI Mobile Breath, Inc.

By:	/s/ Brian R. Evans
	Name:	Brian R. Evans
	Title:	Vice President, Finance

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian R. Evans, Senior Vice President and Chief Financial Officer, and John J. Bulfin, Senior Vice President, General Counsel and Secretary, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Brian R. Evans Brian R. Evans	Vice President, Finance and Director (Principal Executive, Financial and Accounting Officer)	April 11, 2016

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	April 11, 2016

/s/ George C. Zoley George C. Zoley	Director	April 11, 2016

/s/ Ann M. Schlarb Ann M. Schlarb	Director	April 11, 2016

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 11th day of April, 2016.

Clearstream Development LLC

By:	/s/ Brian R. Evans
	Name:	Brian R. Evans
	Title:	Vice President, Finance, Chief Financial Officer and Director

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian R. Evans, Senior Vice President and Chief Financial Officer, and John J. Bulfin, Senior Vice President, General Counsel and Secretary, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George C. Zoley	President and Chairman (Principal Executive Officer)	April 11, 2016
George C. Zoley

/s/ Brian R. Evans	Vice President, Finance, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	April 11, 2016
Brian R. Evans

/s/ John J. Bulfin	Vice President, Secretary and Director	April 11, 2016
John J. Bulfin

/s/ Bruce Brown	Director	April 11, 2016
Bruce Brown

EXHIBIT INDEX

Exhibit Number		Description

5.4	—	Opinion of Akerman LLP.

5.5	—	Opinion of Hughes Gorski Seedorf Odsen & Tervooren, LLC, as to matters of Alaska law.

12.1	—	Statement of Computation of Ratio of Earnings to Fixed Charges.

23.1	—	Consent of Grant Thornton LLP, independent registered public accounting firm.

23.2	—	Consent of Akerman LLP (included in Exhibit 5.1 and 5.4 hereto).

23.3	—	Consent of Hughes Gorski Seedorf Odsen & Tervooren, LLC (included in Exhibit 5.2 and 5.5 hereto).

24.1	—	Power of Attorney (included on signature pages hereto with respect to the new subsidiary guarantors listed in this Post-Effective Amendment No. 1 to the Form S-3 and previously included on the signature pages of this registration statement on Form S-3 filed on September 12, 2014 with respect to all other subsidiary guarantors).